UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 11, 2009

Jamaica Jim, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-148042	26-2342913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Irvine Center Drive, Suite 400
Irvine, California 92618
(Address of Principal Executive Office) (Zip Code)

(949) 309-3099
 (Registrant’s telephone number, including area code)

360 Main Street
Washington, VA 22747
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 11, 2009 the Board of Directors of Registrant approved the change of fiscal year end from September 30 to March 31.  Prior to the acquisition of myContactCard, Inc. as reported on Form 8-K on June 10, 2009 with the SEC, the fiscal year of Registrant ended September 30.  This change of fiscal year end follows the acquisition in which a change of control occurred and myContactCard, renamed MCCard, Inc. in the acquisition, became Registrant’s operational subsidiary and conforms Registrant’s fiscal year end  with the pre-existing fiscal year end of MCCard, Inc.  Registrant will file quarterly reports on Form 10-Q for the quarters ending June 30, September 30 and December 31, 2009, followed by an annual report on Form 10-K for the fiscal year ended March 31, 2010 as a result of the change in its fiscal year end.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Jamaica Jim, Inc..

Date: June 12, 2009	By: /s/ Bill Noonan
Bill Noonan
Director and President